                                                                     EXHIBIT 4.2

                                 [Face of Note]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                                                 CUSIP 020813AG6

No. 4                                                         ** $220,000,000 **



                                 ALPHARMA INC.


                          8 5/8% Senior Notes due 2011

Issue Date:     , 2003


     Alpharma Inc., a Delaware Corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of Two Hundred Twenty Million Dollars ($220,000,000) on May 1, 2011.



Interest Payment Dates:  May 1 and November 1, commencing November 1, 2003.


Record Dates:  April 15 and October 15.


     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                     ALPHARMA INC.



                                     By:
                                        ---------------------
                                     Name:
                                     Title:

                                     By:
                                        ---------------------
                                     Name:
                                     Title:

                    (Trustee's Certificate of Authentication)

     This is one of the 8 5/8% Senior Notes due 2011 described in the within-mentioned Indenture.

         Dated:



         Wachovia Bank, National Association

         as Trustee

         By:
             --------------------------------
                    Authorized Signatory

                             [Reverse Side of Note]

                                 ALPHARMA INC.
                          8 5/8% Senior Notes due 2011

     Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

     1. Interest. The Company promises to pay interest on the principal amount of this Note at 8 5/8% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Wachovia Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The

Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of April 24, 2003 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

     5. Optional Redemption. (a) Except as set forth in paragraph 5(b) below, the Company shall not have the option to redeem any Notes prior to May 1, 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1of the years indicated below:

         Year                                                                         Percentage
         ----                                                                         ----------
         2007..................................................................        104.313%
         2008..................................................................        102.156%
         2009 and thereafter...................................................        100.0000%

     (b) Notwithstanding the foregoing, at any time prior to May 1, 2006, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings of the Company; provided that (A) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and (B) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering. In addition, at any time prior to May 1, 2007, the Company may redeem all or part of the Notes upon not less than 30 days nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the applicable date of redemption, plus (iii) the Make-Whole Premium.

     6. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option: (i) to repay unsubordinated Secured Indebtedness secured by such assets as required to be repaid with the proceeds of the sale of such assets and, if the Secured Indebtedness being repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; (iii) to make a capital expenditure in or that is used or useful in a Permitted Business; or (iv) to acquire other long-term assets in or that are used or useful in a Permitted Business. Pending the final applications of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered as advised to the Trustee in an Officers' Certificate delivered to the Trustee by the Company. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     7. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption.

     8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     9. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of its date; or to allow any Guarantor to execute a supplemental Indenture and a Note Guarantee with respect to the Notes.

     11. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07(a) of the Indenture concerning optional redemption on and after May 1, 2007, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. With respect to periods prior to May 1, 2007, if an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07(b) of the Indenture concerning optional redemption prior to May 1, 2007, then the premium specified in the Indenture as being payable upon an optional redemption prior to May 1, 2007 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 24, 2003, between the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the "Registration Rights Agreement").

     16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Alpharma Inc.
                  One Executive Drive
                  Fort Lee, New Jersey  07024

                  Facsimile:  (201) 947-0795
                  Attention: Robert F. Wrobel, Esq., Chief Legal Officer

with a copy to:

                  Kirkland & Ellis
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY 10022

                  Facsimile:  (212) 446-4900
                  Attention:  Andrew E. Nagel, Esq.

                                 Assignment Form

     To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:

                                                  ------------------------------
                                                  (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

     and irrevocably appoint
                            ----------------------------------------------------

     to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:
          ---------------------

                            Your Signature:
                                            ------------------------------------
                                            (Sign exactly as your name appears
                                                on the face of this Note)


     Signature Guarantee*:
                          -----------------------------

     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                        [ ] Section 4.10 [ ] Section 4.14

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                             $
                              ---------------------


     Date:
          ---------------------

                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears
                                                on the face of this Note)

                            Tax Identification No.:
                                                   -----------------------------

     Signature Guarantee*:
                          ----------------------

     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                        Principal Amount at
                        Amount of Decrease in  Amount of Increase in         Maturity             Signature of
                         Principal Amount at    Principal Amount at     of this Global Note    Authorized Officer
                              Maturity                Maturity            Following such          of Trustee or
   Date of Exchange      of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
   ----------------      -------------------    -------------------   ----------------------     --------------